UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

EMTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

525 Lincoln Drive 5 Greentree Center, Suite 117 Marlton, New Jersey 08053
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (856) 552-4204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2009, Emtec, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Mr. Ronald A. Seitz, the Company’s President of Emtec Systems Group, pursuant to which Mr. Seitz will continue to serve as the Registrant's President of Emtec Systems Group. The Agreement terminates on August 31, 2010, although this term may be extended annually for additional one-year periods with the mutual consent of the parties.  Under the terms of this agreement, Mr. Seitz is entitled to receive a base salary of $288,750, increasing by 5% on the 5th day of August each year during the term of the agreement. In addition, Mr. Seitz will continue to participate in the Company’s Annual Incentive Plan as maintained by the Company for the benefit of senior executives, and shall be eligible to receive an annual bonus (the “Bonus”) if Mr. Seitz and/or the Company achieve performance goals established by the Board in good faith and consistent with the AIP.  Such Bonus shall be payable in accordance with the terms of the AIP, but in no event may be paid later than March 15th next following the close of the fiscal year to which the Bonus relates.  During the term of the Agreement, Mr. Seitz is also entitled to receive an annual automobile allowance of $15,000 (payable in equal monthly installments), reimbursement for automobile related expenses, an annual cash payment of $12,000 (payable in equal monthly installments) and a monthly cash allowance of $500.

Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Seitz will be entitled to any earned but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of the employment agreement. If Mr. Seitz’s employment is terminated by the Company without cause, by Mr. Seitz for good reason or due to Mr. Seitz’s death or disability, he will be entitled to receive his base salary until the later of August 31, 2010 or the date that is 12 months following his termination of employment and a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

The above is a brief summary of the Agreement and does not purport to be complete.  A copy of the Agreement with Mr. Seitz, dated February 25, 2009, is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The content of such Exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Dated: March 3, 2009	By:	/s/ Stephen C. Donnelly
Name: Stephen C. Donnelly
Title: Chief Financial Officer